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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72179) pertaining to the Prodigy Communications Corporation 1999 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-72181) pertaining to the Prodigy Communications Corporation 1999 Outside Director Stock Option Plan and the Registration Statement (Form S-8 No. 333-72183) pertaining to the Prodigy Communications Corporation 1996 Stock Option Plan of our report dated March 3, 2000, with respect to the 1999 consolidated financial statements of FlashNet Communications, Inc. incorporated by reference in Prodigy Communications Corporation's Current Report on Form 8-K.

                                              /s/ Ernst & Young LLP

Fort Worth, Texas
June 12, 2000